SCHEDULE 14A
                               (RULE 14A-101)

                          SCHEDULE 14A INFORMATION

 PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
 1934
                           (AMENDMENT NO.      )

 Filed by the Registrant {X}

 Filed by a Party other than the Registrant {   }

 Check the appropriate box:

 { } Preliminary Proxy Statement
     {   } Confidential, For Use of the Commission Only (as permitted by
           Rule 14a-6(e)(2))
 { } Definitive Proxy Statement
 {X} Definitive Additional Materials
 { } Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        BIRMINGHAM STEEL CORPORATION
         ---------------------------------------------------------
              (Name of Registrant as specified in its charter)

                        ----------------------------
    (Name of person(s) filing proxy statement, if other than Registrant)

 Payment of Filing  Fee (Check the appropriate box):

 {X}  No fee required.

 {  } Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-
      11.

      (1)  Title of each class of securities to which transaction applies:
      (2)  Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
      (4)  Proposed maximum aggregate value of transactions:
      (5)  Total fee paid.

 _____
 {  } Fee paid previously with preliminary materials.
 {  } Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid:
      (2)  Form, Schedule or Registration Statement No.:
      (3)  Filing Party:
      (4)  Date Filed:


                               Contacts:   Roy Winnick/Roanne Kulakoff
                                           Kekst and Company
                                           212-521-4842 or 4837


                     BIRMINGHAM STEEL ISSUES STATEMENT


BIRMINGHAM, Ala. (November 9, 1999) - Birmingham Steel Corporation (NYSE:
BIR) (the "Company") today commented on the United Group's announced intention to appeal yesterday's action by the Circuit Court of Jefferson County, Alabama, in which the Court dismissed the lawsuit recently filed against the Company by the United Group.

Robert A. Garvey, Chairman and Chief Executive of Birmingham Steel, said:
"We believe the Court's decision dismissing the United Group's lawsuit speaks for itself. The dissident group's latest legal and public relations maneuver is yet another attempt to divert attention from its lack of any meaningful plan to build value for the Company's stockholders or any meaningful team with which to do so. The Company will contest any appeal filed by the United Group."

Birmingham Steel operates in the mini-mill sector of the steel industry and conducts operations at facilities located across the United States. The common stock of Birmingham Steel is traded on the New York Stock Exchange under the symbol "BIR."

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